UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2022

Agios Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36014	26-0662915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

88 Sidney Street, Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 649-8600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 per share	AGIO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Jacqualyn Fouse as Chief Executive Officer and Appointment as Chair of Board of Directors

On July 12, 2022, Agios Pharmaceuticals, Inc. (the “Company”) announced that Jacqualyn A. Fouse, Ph.D. will resign from the position of Chief Executive Officer and will assume the role of Chair of the Board of Directors (the “Board”), effective August 8, 2022 (the “Effective Date”). David P. Schenkein, M.D., the current Chair of the Board, will remain on the Board.

Dr. Fouse will be entitled to receive a pro-rated bonus for the period in which she served as Chief Executive Officer of the Company in 2022. All of Dr. Fouse’s unvested equity awards outstanding as of the Effective Date will continue to vest subject to her continued provision of service as a director of the Company.

As a non-employee director, following the Effective Date, Dr. Fouse will be compensated in accordance with the terms of the Company’s non-employee director compensation policy, provided that Dr. Fouse will not receive any equity awards for her service as a director during the year ending December 31, 2022.

Appointment of Brian Goff as Chief Executive Officer and Director

On July 7, 2022, the Board appointed Brian Goff as the Company’s Chief Executive Officer and as a member of the Board, in each case, effective as of the Effective Date. In connection with his appointment as Chief Executive Officer, Mr. Goff will serve as the Company’s principal executive officer. Mr. Goff will serve as a Class I director with a term expiring at the Company’s 2023 annual meeting of stockholders and thereafter until his successor has been duly elected and qualified or until his earlier death, resignation or removal.

Mr. Goff, age 53, served as Executive Vice President, Chief Commercial and Global Operations Officer of Alexion Pharmaceuticals, Inc. (“Alexion”) from June 2017 to July 2021. Mr. Goff led the global commercial and operations teams at Alexion, which included responsibility for country operations in each of Alexion’s affiliates in North America, EMEA, Japan, Asia Pacific, and Latin America. Prior to joining Alexion in June 2017, Mr. Goff was Chief Operating Officer and a member of the board of directors of Neurovance, Inc. (“Neurovance”) from December 2016 until its acquisition by Otsuka Pharmaceuticals Co., Ltd. in March 2017. Prior to joining Neurovance, Mr. Goff served as Baxalta Incorporated’s Executive Vice President & President — Hematology Division from January 2015 to July 2016 until its acquisition by Shire Pharmaceuticals. He previously served with Baxter Healthcare Corporation as Global Hemophilia Franchise Head from June 2012 to December 2014. Earlier in his career, Mr. Goff held positions of increasing responsibility in sales and marketing roles with Novartis Pharmaceuticals, and the pharmaceutical division of Johnson & Johnson. Mr. Goff has an MBA from the Wharton School at the University of Pennsylvania and a Bachelor of Arts from Skidmore College.

In connection with his appointment as Chief Executive Officer, Mr. Goff entered into an employment agreement with the Company (the “Employment Agreement”) on July 8 , 2022. Pursuant to the Employment Agreement, Mr. Goff will be paid an annual base salary of $775,000. Following the end of each calendar year, Mr. Goff will be eligible to receive a discretionary annual performance and retention bonus with a target of 70% of his then annual base salary based upon the Board’s assessment of the Company’s achievement of its performance goals and Mr. Goff’s achievement of his performance goals. Any annual bonus for the year ended December 31, 2022 will be pro-rated. Mr. Goff will be entitled to severance benefits in accordance with the Company’s Severance Benefits Plan, which was filed with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-36014) on April 22, 2016, as modified by applicable provisions of the Employment Agreement. Mr. Goff will not receive any additional compensation for his service on the Board.

The Company will grant Mr. Goff a nonstatutory stock option to purchase shares of the Company’s common stock with a Black-Scholes value of $9 million, based on the closing price of the Company’s common stock on the Nasdaq Global Select Market on the grant date; provided, however, that the number of shares covered by the award will not be equal to greater than 1.50% of the Company’s total outstanding stock on the grant date. The stock options will have an exercise price per share equal to the closing price on the grant date and will vest as to 25% of the shares underlying the stock options on the first anniversary of the Effective Date and, as to the remaining shares, monthly thereafter until the fourth anniversary of the Effective Date. The Company will also grant Mr. Goff (i) performance stock units (the “PSUs”) for a number of shares of common stock equal to $5 million divided by the closing price on the grant date and (ii) restricted stock units (“RSUs”) for a number of shares of common stock equal to $2 million divided by the closing price on the grant date. Each PSU represents a contingent right to receive one share of the Company’s common stock upon the achievement of specified performance milestones. Each RSU will entitle Mr. Goff to receive one share of the Company’s common stock for each RSU that vests. The RSUs will vest in equal annual installments on each anniversary of the grant date, until the third anniversary of such date.

The stock options, PSUs and RSUs will be granted outside the Company’s 2013 Stock Incentive Plan, as an inducement material to Mr. Goff’s entry into employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4). Mr. Goff will also receive a cash relocation payment of $250,000 to cover expenses associated with relocating to Massachusetts, which is subject to a repayment obligation in the event that he does not relocate or if he leaves the Company within a specified period.

In addition, Mr. Goff will enter into an indemnification agreement with the Company, the form of which was filed with the Securities and Exchange Commission as Exhibit 10.12 to the Company’s Registration Statement on Form S-1 (File No. 333-189216) on July 11, 2013, pursuant to which the Company may be required, among other things, to indemnify Mr. Goff for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts actually and reasonably incurred by him in any action or proceeding arising out of his service as an officer or director of the Company.

There are currently no arrangements or understandings between Mr. Goff and any other person pursuant to which Mr. Goff will be appointed as Chief Executive Officer. There are currently no transactions in which Mr. Goff has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by the full text of the Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2022.

A copy of the Company’s press release announcing Mr. Goff’s appointment as Chief Executive Officer is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

The following exhibit is furnished herewith:

Exhibit No.	Description

99.1	Press Release, dated July 12, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGIOS PHARMACEUTICALS, INC.

Date: July 12, 2022	By:	/s/ Jacqualyn A. Fouse
Jacqualyn A. Fouse
Chief Executive Officer